Puritic Shanghai Corp. Contract Number : P02109150002

Project installation contract

Party A : Li Yi System I : Cheng (Shanghai) Co., LTD Date of signing: 2021 9-15

Party B : Jiangsu Tiger Mechanical and Electrical Technology Co., LTD Location: Shanghai

In accordance with _ £, L of the Contract Law of the People's Republic of China and relevant regulations, both parties sign the contract of installation (hereinafter referred to as the "Contract") through friendly negotiation based on the principle of equality and mutual benefit.

, Project name and specification, quantity, unit price, currency and amount:

order number	project name	Quantity / unit	Unit price (no tax)	currency	Total (no tax)
1	Placing pipe engineering	1 SET	12,538,508	Renminbi	12,538,508
Total Contract Amount (not taxed) RMB : 12,538,508.00					

The piping and installation project shall be reduced in accordance with the total amount in the bill of quantities of Party B's quotation. Both parties agree to settle the amount of the project by-5% and-5% and + 5%. The construction and site specifications shall be subject to the contracting specifications provided by Party A. The test project shall be settled according to the total amount in the bill of quantities, and both parties agree to settle the total amount by + 10% of the total amount. Support . Fire fighting, equipment positioning and other other items are fixed unit price for actual calculation. The prices of the above works all include freight fees, installation fees, employee insurance premiums, warranty fees, accompanying service fees, profits, / taxes, travel expenses, machinery fees and all other expenses required for the execution of the project. If there is any work content beyond this contract, the supplementary contract shall be signed and settled separately after confirmation by both parties. The quotation made by this contract is an appendix to this contract, which is the work content of this contract and the price accounting standard.

:. Construction standards and construction personnel qualification requirements: Please cooperate with the owner's drawing surface and the site construction requirements, and Party B shall not modify or change it without the consent of Party A. In case of any disagreement between Party A and the owner', party A's opinion shall prevail.

Party B shall have the personnel and machines and tools required for the project quantity. If the actual number of machines and tools and the number of construction people cannot be met, and they are not completed within 3 working days, it shall be deemed to be missing.

The h M amount makes the total amount of 5 from 10% fine.

2、 Party B shall carry the project materials in Party A's Nanjing warehouse without additional charge.

3、 Party B shall provide one qualified designer, one supervisor and one safety engineer to the site to perform the project. The above personnel shall be assigned by Party A's management personnel (the relevant management personnel of Party B shall be assigned separately). In the subsequent case of Party B, the unit price shall not be higher than the above unit price.

Party B shall guarantee its ability to complete the project. If Party B fails to complete the construction on the date specified by Party A, Party A shall have the right to transfer to Party B to other manufacturers unable to complete the project. The expenses shall be paid by Party B, and Party B shall pay party A 20% of the total amount of the project and pay other bribes for the damages incurred to Party A.

Pipe installation welder, into the factory for the welder certificate of national certification, attend the third party evaluation welder certification test, qualified after the factory, unqualified, replace welder, if three consecutive unqualified, cancel party b order, the contract shall be invalid, party b shall compensate party a therefore damage and party a without any compensation to party b.

3. Guarantee period: 1 year

1、 In case of quality problems of the project during the warranty period, Party B shall timely send personnel to carry out free maintenance. If Party B fails to maintain it in time, Party A may ask additional personnel to repair it and require Party B to

bear the corresponding expenses.

2、 If the quality problems of the project occur after the expiration of the warranty period, Party B shall provide the maintenance and replacement services in time according to the provisions of the preceding paragraph, but may require Party A to pay the necessary maintenance and replacement costs.

fou The Project TSMC (Nanjing) Co., LTD., No.16, Zifeng Road, I Economic Development Zone, Nanjing.

r、 Engineering Construction site and expenses:

Address : To be notified by TSMC. The actual commencement date and construction period shall be subject

Project delivery time, to the date specified in the written commencement notice issued by Party A to Party B. Total

!、 Commencement

Date :

2、 Overdue delivery, Vi

If 3、 Please indicate the contract document number on the acceptance documents and invoice for the operation.

the Acceptance : Please attach the acceptance report and the acceptance inspection of Party A. If the project quality is the most important

party

A fails to pass the completion acceptance within [30] H, Party A has the right to terminate the Contract, and Party B shall pay Party A 20% of the total contract amount as liquidated damages and bear all losses and expenses incurred therefrom.

seven, Payment method: monthly payment according to the project progress, monthly settlement of 60 days, 10% retention payment will be paid after the end of the retention period.

I The invoice is sent, please open the invoice after completion and send it with the acceptance report. It shall be sent to Party A before the 20th day of each month, and all those sent to after the 20th day shall be extended to the jing payment of the next month.

2. Invoice type : 9% value tax increase special invoice.

(1) The closing date of Party A is the 25th day of each month, and the goods is delivered after the 20th day (including). Clear up the invoice of the next month.

(2) Please sign the order within 3 days of receipt or the contract, otherwise it will be deemed to accept all terms of the order. FAX: 021-64013337。

(3) Please attach the signed purchase order: Email address and recipient: Room 409, Cloud Tribe Building, No.1313, Zhuxing East Road, Minhang District, Shanghai

eight, acceptance and guarantee

1. Party B shall guarantee that the completed works meet the national installation quality standards and industry requirements, and meet the engineering installation design instructions provided by Party B and the manufacturer.

2. Party B shall abide by the relevant management regulations on production safety in the project construction, organize the construction in strict accordance with the safety standards, and take necessary safety protection measures to eliminate potential accidents. Party B shall bear the responsibility for the accident and the expenses incurred caused by Party B's ineffective safety measures.

nine, Force Majeure : if either party fails to perform the contract because of force majeure (such as war, natural disasters, etc.), one party of the accident shall notify the other party within 15 days, and provide a valid certificate issued by the local notary office, after both parties decide, can be exempted or partially exempted from the responsibility to perform the contract, may also agree on a supplementary agreement to put into practice. If a party suffers from force majeure after delaying its performance, it shall not be exempted from liability.

X. Liability for breach of contract:

1. If Party A fails to pay the contract price on time, it shall pay Party B a penalty of- ‰ of the unpaid amount for each day overdue, and the maximum penalty shall be 20% of the unpaid amount. If Party A fails to make the payment as agreed herein, Party B's construction period shall be postponed accordingly.

2. Both parties shall strictly abide by the terms of the, and any ■ or both parties shall be liable for the breach and compensate for all losses arising therefrom.

XI. Anti-bribery clause

1、 Both parties are clear and are willing to abide by China's anti-commercial bribery laws. Both parties are clear that any form of bribery and corruption will violate the law and will be severely punished by the law.

2、 Party a or party b shall not to each other or other handling personnel or other related personnel, accept, provide, give any benefits outside the agreement, including but not limited to cash, red envelopes, gifts, securities (including bonds, stocks, etc.), physical (including all kinds of high-grade daily goods, luxury consumer goods, handicrafts, collectibles, and housing, vehicles and other commodities), or to reimburse various expenses, to pay each other unit or individual financial. In other forms, free travel, free entertainment, debt reduction,'to provide property interests, as well as borrowing and guarantee, as well as non-property interests, such as schooling, honor, special treatment, and introduction of relatives to work in Party B. However, if such benefits are in industry practice or usual practice, they shall be expressed in the agreement.

3、 Engineering services must be discounted in an express way, that is, both parties must truthfully record in the financial accounts in accordance with the accounting system. Otherwise, it is regarded as a secret rebate outside the account and punished as bribery or bribery.

4、Other relevant personnel mentioned in this article are those who are directly or indirectly interested in party B and the contract, including but not limited to the relatives and friends of the contract agent. Xii. Settlement of Contract Disputes: Any dispute arising from the execution of this Contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, it shall be submitted to the people's court in the place where the plaintiff is located for settlement. The litigation costs, unless otherwise decided by the court, shall be borne by the losing party.

Xiii. Confidentiality: Without the written consent of Party A, Party B shall not disclose any relevant information to non-Party A.

Xiv. During the execution of this Contract, neither party shall terminate this Contract without justifiable reasons, except for the termination

/ termination reasons agreed herein. In case of any contract change or matters not covered herein, both parties shall sign a supplementary agreement through negotiation. The supplementary agreement shall have the same effect as this Contract.

Xv. This contract is made in duplicate, with each party holding one copy. It shall come into force upon being sealed by both parties. The faxed copy shall have the same legal effect.

first part

单位名称（章）：利璟系统工程(上海)有限公司
单位地址：上海市[illegible]号云部落大厦 408/409室
代表人：
电话：021-58542889
传真：021-64015337
开户银行：中国银行上海市分行[illegible]路支行
Account Number:
440359222182
Tax No. :
913101155744212700C

second part

单位名称（章）：江苏虎虎机电科技有限公司
单位地址：无锡市新吴区[illegible]228号天安智慧城 A3-1208
代表人：魏福来
电话：18651107471
传真：
开户银行：中国建设银行无锡[illegible]支行
Account No. :
32001615036052517356
Tax No. :
9132021434653712011